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                                                                    EXHIBIT 23.3


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the registration statements on Form S-3 (No. 333-48552 and 333-48552-01) of BancWest Corporation of our reports dated January 16, 2002 relating to the financial statements, which appear in the BancWest Corporation's Annual Report on Form 10-K for the year ended December 31, 2001, which is incorporated in this Current Report on Form 8-K/A dated March 15, 2002.



/s/ PricewaterhouseCoopers LLP

San Francisco, CA
May 28, 2002